Exhibit (b)

Natixis ETF Trust

Section 906 Certification

In connection with the report on Form N-CSR for the period ended June 30, 2023 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
President and Chief Executive Officer	Treasurer and Principal Financial and Accounting Officer
Natixis ETF Trust	Natixis ETF Trust

/s/ David L. Giunta	/s/ Matthew J. Block
David L. Giunta	Matthew J. Block

Date: August 22, 2023	Date: August 22, 2023

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis ETF Trust, and will be retained by the Natixis ETF Trust and furnished to the Securities and Exchange Commission or its staff upon request.